CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports pertaining to Columbus Life Insurance Company (statutory-basis) and Columbus Life Insurance Company Separate Account 1 dated March 31, 2004 and April 5, 2004, respectively, in Post-Effective Amendment No. 6 to the Registration Statement (Form N-6 No. 333-78489) and related Statement of Additional Information of Columbus Life Insurance Company Separate Account 1.


                                                  /s/ Ernst & Young LLP


Cincinnati, Ohio
April 26, 2004